EXHIBIT 3.6




                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES C PREFERRED STOCK

                                       OF

                            EMPIRE OF CAROLINA, INC.

                        (PURSUANT TO SECTION 151 OF THE
                       DELAWARE GENERAL CORPORATION LAW)





                  Empire of Carolina, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the "Board of Directors" or the "Board") as required by Section 151 of the General Corporation Law at a meeting duly called and held on June 10, 1997;

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Company's Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the


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"Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof, as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Preferred Stock" (the "Series C Preferred Stock") and the authorized number of shares constituting the Series C Preferred Stock shall be 1,500. The stated value of each share of the Series C Preferred Stock (the "Stated Value") shall be $10,000. Such shares may be issued only in connection with the sale of shares by the Company pursuant to the Securities Purchase Agreement dated as of May 5, 1997, as amended, among the Company, HPA Associates, LLC and EMP Associates LLC (the "Securities Purchase Agreement") and the execution of that certain agreement dated June 17, 1997 by and among the Company, and WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas), Ltd., Weiss, Peck & Greer, as trustee under Craig Whiting IRDA, Peter B. Pfister, Weiss, Peck & Greer, as Trustee under Nora Kerppola IRA, Westpool Investment Trust PLC Eugene M. Matalene, Jr., Richard Hochman, and Glenbrook Partners, L.P. (collectively, the "WPG Affiliates") regarding the release by the WPG Affiliates of the Company's obligations and liabilities to the WPG Affiliates under the Debenture Purchase Agreement, dated December 2, 1994 and the Registration Rights Agreement dated December 22, 1994.

                  Section 2. Dividends. The holder of shares of the Series C Preferred Stock (the "Series C Stockholders") shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, dividends, distributions and offers of subscription, if any, equivalent (both in amount and


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kind) to the dividends and distributions and offers of subscription, if any, paid and offers of subscription made available to the holders of the number of shares of Common Stock into which the Series C Preferred Stock may be converted pursuant to Section 6 hereof, provided that if any dividend is declared in shares of Common Stock or any other security into which the Series C Preferred Stock is from time to time convertible, rather than payment of such dividend to holders of Series C Preferred Stock, the number of shares of Common Stock or such other security into which the Series C Preferred Stock may be converted shall be adjusted in accordance with the provisions of Section 6 hereof.

                  Section 3. Voting Rights. Except as otherwise expressly provided herein or in the Certificate of Incorporation or the Amended and Restated By-laws of the Company, or as may otherwise be required by law, the Series C Stockholders, by virtue of their ownership thereof, shall have no voting rights.

                  (a) in addition to any class votes required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                           (i) amend, alter or repeal any of the provisions of
                  the Certificate of Incorporation of the Company or the Certificate of Designation of the Series A Preferred Stock (the "Series A Certificate of Designation") to change the conversion ratio (or rights of adjustment therein) rights to receive dividends or distributions or liquidation preference thereof in such a manner as to favor the

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                  Series A Preferred Stock over the Series C Preferred Stock
                  (except as necessary to reflect differences in conversion ratios);

                           (ii) authorize any exchange, conversion or
                  reclassification of the Series A Preferred Stock into other capital stock or securities of the Company (whether through recapitalization, merger, consolidation, exchange, reorganization or otherwise) in terms different from those applicable to the Series A Preferred Stock (except to the extent that such terms differ to reflect differences in the conversion ratios of the Series C Preferred Stock and the Series A Preferred Stock into Common Stock) except for conversion of the Series A Preferred Stock into Common Stock of the Company in accordance with Section 6 of the Series A Certificate of Designation;

                           (iii) authorize any repurchase, redemption,
                  retirement, defeasance or similar transaction (or set aside property of the Company for any such purpose) (a "Stock Redemption") in respect of the Series A Preferred Stock prior to the conversion of all Series C Preferred Stock, unless there shall have been a Stock Redemption in respect of a prorata portion of the Series C Preferred Stock on the same relative terms (in relation to the conversion ratios of the Series A Preferred Stock and the Series C Preferred Stock into Common Stock), such prorata portion to be determined by multiplying the number of shares of Series C Preferred Stock then outstanding by the fraction the numerator of which is the number of shares of Series A Preferred Stock subject to such Stock Redemption at such time and the denominator of which is the number of shares of Series A Preferred Stock then outstanding;

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                           (iv) amend, alter or repeal any of the provisions of
                  the Certificate of Incorporation of the Company or the Certificate of Designation of the Series C Preferred Stock (the "Series C Certificate of Designation") to increase the number of shares of Series C Preferred Stock that are authorized for issuance;

                           (v) amend, alter or repeal any of the provisions of
                  the Certificate of Incorporation of the Company of the Series C Certificate of Designation in a manner which would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or any holder thereof.

                  (b) In addition to any class votes required by law or Section 3(a) hereof, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock and Series A Preferred Stock, voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                           (i) authorize, create, increase the authorized or
                  issued number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification):

                                    (x) any shares of any class or classes or
                           series of the Company's capital stock having rights senior or superior in preference to the Series A Preferred Stock or the Series C Preferred Stock as to any of dividends, voluntary or involuntary liquidation, dissolution or winding up; or

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                                    (y) any shares of any class or series of
                           stock that ranks on a parity with Series A Preferred Stock or the Series C Preferred Stock as to any of dividends, voluntary or involuntary liquidation, dissolution or winding up.

                  (c) (i) The foregoing rights of holders of Series C Stock ("Series C Stockholders") to take any actions as provided in this Section 3 may be exercised at any regular meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by written consent pursuant to Section 228 of the Delaware General Corporation Law.

                           (ii) At each meeting of stockholders at which the
                  Series C Stockholders have the right, voting separately as a single series, or voting separately as series with holders of Series A Preferred Stock of the Company, to take action pursuant to Section 3(a) or Section 3(b), the presence in person or by proxy of the holders of record of 50% of the total number of shares of the Series C Preferred Stock, or, as applicable, Series C Preferred Stock and Series A Preferred Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the Series C Stockholders, or, as applicable, holders of Series C Preferred Stock and Series A Preferred Stock, the holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the Series C Stockholders, or as applicable, holders of

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                  the Series C Preferred Stock and the Series A Preferred Stock,
                  from time to time and place to place without notice other than announcement at the meeting until a quorum is present.

                           (iii) For the taking of any action as provided in
                  Sections 3(a) by the Series C Stockholders, or as provided in
                  Section 3(b) with respect to actions to be taken by holders of Series C Preferred Stock and Series A Preferred Stock acting together, each such holder shall have one vote for each share of such stock standing in his or her name on the transfer books of the Company as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A business day shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  Section 4. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other certificate of designation creating a series of Preferred Stock or Preferred Stock or any similar stock or as otherwise required by law.

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                  Section 5. Liquidation, Dissolution or Winding Up. Upon any
liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the Series C Stockholders shall have received $10,000 per share, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. The Series C Preferred Stock shall rank on a parity with the Company's Series A Preferred Stock, issued pursuant to the terms of the Securities Purchase Agreement (and Senior to the shares of Series B Preferred Stock), which Series A Preferred Stock will have a stated value of no more than an aggregate of $21,000,000 and senior to the shares of the Company's Series B Preferred Stock.

                  Section 6. Conversion.

                  (a) Each share of Series C Preferred Stock shall be convertible at any time, at the option of the holder, thereof, into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for each $2.00 of Stated Value of Series C Preferred Stock, subject to adjustment as set forth in this Section 6 (the "Conversion Price").

                  (b) The Conversion Price shall be adjusted from time to time in certain cases as follows: if the Company, at any time or from time to time,
(1) declares a dividend on the Common Stock payable in shares of Common Stock,
(2) subdivides the outstanding Common Stock, (3) combines the outstanding Common Stock into a smaller number of

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shares or (4) issues any shares of its capital stock in respect of shares of
Common Stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted to that price which will permit the number of shares of Common Stock (or, in the case of (4), other capital stock into which shares of Common Stock have been converted) into which Series C Preferred Stock may be converted to be increased or reduced in the same proportion as the number of shares of Common Stock (or, in the case of (4), capital stock into which shares of Common Stock have been converted) are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustments shall be made successively whenever any event listed above occurs. In the event a dividend is declared but such dividend is not paid, the Conversion Price shall be adjusted to the Conversion Price in effect immediately prior to the record date of such dividend.

                  (c) Conversion of the Series C Preferred Stock may be effected by any Series C Stockholder upon the surrender to the Company at the Company's principal executive office or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the certificate for such shares of the Series C Preferred Stock to be converted (duly endorsed or assigned to the Company or in blank), or by transfer of such shares to the Company's account through a securities clearing house, accompanied by a written notice stating that such holder elects to

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convert all or a specified whole number of such shares in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice specifies a name or names other than that of such holder, such notice shall be accompanied by a payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any and all issue and other taxes (other than taxes based on or measured by income or gain) that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series C Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates (or transfer of such shares through a clearing house) and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered
(i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock equal to the number of shares of Series C Preferred Stock that are being converted and (ii) if less than the full number of shares of the Series C Preferred Stock evidenced by the surrender certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates (or transfer of such shares through a clearing house) representing the shares of the Series C Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to

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receive shares of Common Stock (or other capital stock in accordance with
Section 6(b)) in accordance herewith, and the person entitled to receive the shares of Common Stock (or other capital stock in accordance with Section 6(b)) shall be treated for all purposes as having become the record holder of such shares of Common Stock (or other capital stock in accordance with Section 6(b)) at such time.

                  (d) Except as specifically provided in Subsection 6(c), the issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Series C Preferred Stock shall be made without charge to a Series C Stockholder for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby.

                  (e) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock, and such amount or number of securities or other property (if the Series C Preferred Stock becomes convertible into the same in accordance with the provisions of Section 6(b), as are from time to time sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock, and if at any time the number of authorized by unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of shares of its authorized but unissued shares of Common Stock (or such securities or other property) to such number of shares as shall be sufficient for such purpose, including, without limitation,

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engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Incorporation.

                  Section 7. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 6, then, and in each such case, the Company shall promptly deliver to the Transfer Agent of the Series C Preferred Stock and Common Stock a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 6. The Company shall also promptly after the making of such adjustment give written notice to the registered Series C Stockholder at the address of each holder as shown on the books of the Company maintained by the Transfer Agent thereof, which notice shall state the Conversion Ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 6, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

                  Section 8. Enforceability. If any provision of this Certificate of Designation is held to be invalid or unenforceable, such holding shall not affect the validity or enforceability of any other provision hereof.


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                  IN WITNESS WHEREOF, this Certificate of Designation is
executed on behalf of the Company by its Chairman of the Board of Directors and attested by its Secretary as of the 12th day of June 1997.


                                              /s/ Steven Geller
                                              ----------------------------------
                                              Steve Geller
                                              Chairman of the Board of Directors



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